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                                                               EXHIBIT (a)(1)(E)

                            STRAYER EDUCATION, INC.

               OFFER TO PURCHASE FOR CASH UP TO 8,500,000 SHARES
                    OF ITS COMMON STOCK AT $25.00 PER SHARE

               THE OFFER, PRORATION PERIOD AND WITHDRAWAL RIGHTS
                 WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME,
                 ON MAY 15, 2001, UNLESS THE OFFER IS EXTENDED.

TO OUR CLIENTS:

     Enclosed for your consideration are the Offer to Purchase, dated April 17, 2001 (the "Offer to Purchase"), and the related Letter of Transmittal (which, as amended from time to time, together constitute the "Offer") setting forth an offer by Strayer Education, Inc., a Maryland corporation ("Strayer"), to purchase up to 8,500,000 shares of its common stock, $.01 par value (the "Shares"), at a price of $25.00 per Share, net to the seller in cash, without interest (the "Purchase Price"), upon the terms and subject to the conditions of the Offer. Also enclosed herewith is certain other material related to the Offer, including a letter to stockholders from Robert S. Silberman, Strayer's President and Chief Executive Officer.

     Strayer will purchase all Shares properly tendered and not validly withdrawn, upon the terms and subject to the conditions of the Offer, including the provisions relating to proration and conditional tender provisions described in the Offer to Purchase. See Section 1 of the Offer to Purchase.

     The Purchase Price will be paid in cash with respect to all Shares purchased without interest.

     All Shares tendered and not purchased pursuant to the Offer, including Shares not purchased because of proration or conditional tender, will be returned at Strayer's expense as promptly as practicable following the Expiration Date.

     WE ARE THE HOLDER OF RECORD OF SHARES HELD FOR YOUR ACCOUNT. AS SUCH, A TENDER OF SUCH SHARES CAN BE MADE ONLY BY US AS THE HOLDER OF RECORD AND PURSUANT TO YOUR INSTRUCTIONS. THE LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR YOUR INFORMATION ONLY AND CANNOT BE USED BY YOU TO TENDER SHARES HELD BY US FOR YOUR ACCOUNT.

     Accordingly, we request instructions as to whether you wish us to tender any or all of the Shares held by us for your account, upon the terms and subject to the conditions set forth in the Offer to Purchase and the Letter of Transmittal.

     Your attention is invited to the following:

          1. All Shares purchased by Strayer in the Offer will be purchased at $25.00 per share net to the seller in cash without interest and less any required withholding of taxes, upon the terms, and subject to the conditions set forth, in the Offer.

          2. The Offer is for up to 8,500,000 Shares, constituting approximately 54.8% of the total Shares outstanding as of April 16, 2001. The Offer is conditioned on at least 7,175,000 Shares being tendered. The Offer is also subject to certain other conditions set forth in Section 7 of the Offer to Purchase.

          3. The Offer, proration period and withdrawal rights will expire at 5:00 p.m., New York City time, on May 15, 2001, unless the Offer is extended. Your instructions to us should be forwarded to us in ample time to permit us to submit a tender on your behalf.
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          4. As described in the Offer to Purchase, if more than 8,500,000
     Shares have been properly tendered and not validly withdrawn prior to the Expiration Date, as defined in Section 1 of the Offer to Purchase, Strayer will purchase Shares in the following order of priority:

             (a) first, all Shares properly tendered and not validly withdrawn prior to the Expiration Date by any stockholder who owns, beneficially or of record, an aggregate of 99 or fewer shares of common stock (an "Odd Lot Holder") who: (1) tenders all such Shares beneficially owned by such Odd Lot Holder (tenders of less than all shares owned by such stockholder will not qualify for this preference); and (2) completes the box captioned "Odd Lots" on the Letter of Transmittal and, if applicable, on the Notice of Guaranteed Delivery;

             (b) second, all Shares tendered properly and unconditionally and not validly withdrawn prior to the Expiration Date, on a pro rata basis (with appropriate adjustments to avoid purchases of fractional shares) as described in Section 1 and Section 6 of the Offer to Purchase;

             (c) third, all Shares conditionally tendered in accordance with
        Section 6 of the Offer to Purchase for which the condition was satisfied; and

             (d) fourth, if necessary, Shares conditionally tendered for which the condition was not satisfied initially selected by lot at random in accordance with Section 6 of the Offer to Purchase.

          5. Tendering stockholders will not be obligated to pay any brokerage commissions or solicitation fees on the purchase by Strayer of Shares in the Offer. If you hold your shares with your broker or bank, we urge you to consult with your broker or bank to determine whether service charges or other fees are applicable. Any stock transfer taxes applicable to the purchase of Shares by Strayer pursuant to the Offer will be paid by Strayer, except as otherwise provided in Instruction 7 of the Letter of Transmittal.

          6. If you are an Odd Lot Holder and you instruct us to tender on your behalf all such Shares prior to the Expiration Date and you check the box captioned "Odd Lots" in the Instruction Form, all such Shares will be accepted for purchase before proration, if any, of the purchase of other tendered Shares.

     THE BOARD OF DIRECTORS OF STRAYER HAS APPROVED THE MAKING OF THE OFFER. HOWEVER, STOCKHOLDERS MUST MAKE THEIR OWN DECISIONS WHETHER TO TENDER SHARES AND, IF SO, HOW MANY SHARES TO TENDER. NEITHER STRAYER NOR ITS BOARD OF DIRECTORS MAKES ANY RECOMMENDATION TO ANY STOCKHOLDER AS TO WHETHER TO TENDER OR REFRAIN FROM TENDERING SHARES. STRAYER'S FORMER PRESIDENT AND CHIEF EXECUTIVE OFFICER, RON K. BAILEY, AND HIS WIFE, TOGETHER STRAYER'S LARGEST STOCKHOLDER, HAVE AGREED TO TENDER 7,175,000 OF THE 8,175,000 SHARES HELD BY THEM PURSUANT TO THE TERMS OF THE OFFER. HOWEVER, THE OFFER IS DESIGNED TO ENSURE THAT OTHER STOCKHOLDERS HAVE THE SAME OPPORTUNITY TO TENDER AS DO THE BAILEYS. STRAYER HAS BEEN ADVISED THAT NONE OF ITS OTHER DIRECTORS AND OFFICERS INTEND TO TENDER SHARES PURSUANT TO THE OFFER. YOU SHOULD NOTE THAT AS OF THE DATE OF THIS OFFER, THE MARKET PRICE FOR THE SHARES IS HIGHER THAN THE PURCHASE PRICE. YOU ARE URGED TO OBTAIN A CURRENT MARKET PRICE FOR THE SHARES.

     If you wish to have us tender any or all of your Shares held by us for your account upon the terms and subject to the conditions set forth in the Offer to Purchase, please so instruct us by completing, executing and returning to us the attached Instruction Form. An envelope to return your instructions to us is enclosed. If you authorize tender of your Shares, all such Shares will be tendered unless otherwise specified on the Instruction Form. YOUR INSTRUCTIONS SHOULD BE FORWARDED TO US IN AMPLE TIME TO PERMIT US TO SUBMIT A TENDER ON YOUR BEHALF PRIOR TO THE EXPIRATION OF THE OFFER.

     The Offer is being made to all holders of Shares. Strayer is not aware of any jurisdiction where the making of the Offer is not in compliance with applicable law. If Strayer becomes aware of any jurisdiction where the making of the Offer is not in compliance with any valid applicable law, Strayer will make a good faith effort to comply with such law. If, after such good faith effort, Strayer cannot comply with such law, the Offer will not be made to (nor will tenders be accepted from or on behalf of) the holders of Shares residing in such jurisdiction.

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                                INSTRUCTION FORM

     WITH RESPECT TO THE OFFER TO PURCHASE FOR CASH UP TO 8,500,000 SHARES
         OF COMMON STOCK OF STRAYER EDUCATION, INC. AT $25.00 PER SHARE

     The undersigned acknowledge(s) receipt of your letter and the enclosed Offer to Purchase, dated April 17, 2001, and the related Letter of Transmittal (which, as amended from time to time, together constitute the "Offer") in connection with the Offer by Strayer Education, Inc. ("Strayer") to purchase up to 8,500,000 shares of its common stock, $.01 par value (the "Shares"), at a price of $25.00 per Share net to the seller, in cash, without interest, upon the terms and subject to the conditions of the Offer.

     This will instruct you, the holder of record, to tender to Strayer the number of Shares indicated below (or, if no number is indicated below, all Shares) that are held by you for the account of the undersigned, upon the terms and subject to the conditions of the Offer.

                                    ODD LOTS

[ ] Check here if the Shares are being tendered by or on behalf of a person owning an aggregate of 99 or fewer shares of common stock and such person is tendering all such Shares.

                                SHARES TENDERED

[ ] If fewer than all Shares are to be tendered, please check the box and indicate below the aggregate number of Shares to be tendered by us.
                              ____________ Shares

UNLESS OTHERWISE INDICATED, IT WILL BE ASSUMED THAT ALL SHARES HELD BY US FOR YOUR ACCOUNT ARE TO BE TENDERED.

A tendering stockholder may condition his or her tender of Shares upon Strayer purchasing a specified minimum number of Shares tendered, all as described in the Offer to Purchase, particularly in Section 6. Unless at least the minimum number of Shares you indicate below is purchased by Strayer pursuant to the terms of the offer, none of the Shares tendered by you will be purchased. It is the tendering stockholder's responsibility to calculate the minimum number of Shares that must be purchased if any are purchased, and each stockholder is urged to consult his or her own tax advisor. Unless this box has been completed and a minimum specified, the tender will be deemed unconditional.
Minimum number of Shares that must be purchased, if any are purchased: ________ Shares.

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     THE METHOD OF DELIVERY OF THIS DOCUMENT IS AT THE ELECTION AND RISK OF THE
  TENDERING STOCKHOLDERS. IF DELIVERY IS BY MAIL, REGISTERED MAIL WITH RETURN RECEIPT REQUESTED, PROPERLY INSURED, IS RECOMMENDED. IN ALL CASES, SUFFICIENT
                   TIME SHOULD BE ALLOWED TO ASSURE DELIVERY.
Sign Here:
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                                  SIGNATURE(S)

Name(s):
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                             (PLEASE PRINT NAME(S))

Address(es):
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                               (INCLUDE ZIP CODE)

Dated: ____________, 2001


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              (TAX IDENTIFICATION OR SOCIAL SECURITY NUMBER(S)

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